UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 28, 2024, Farmland Partners Inc. (the “Company”) announced that the Company and James Gilligan, the Company’s Chief Financial Officer and Treasurer, mutually agreed to separate. Mr. Gilligan will remain employed by the Company through June 30, 2024 to assist with the transition of his duties and responsibilities to the Company’s new Chief Financial Officer and Treasurer. In connection with the separation, Mr. Gilligan will receive a severance payment calculated as a termination without cause under that certain Employment Agreement, dated October 9, 2021, by and between the Company and Mr. Gilligan. Mr. Gilligan’s departure is not the result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company’s accounting practices or financial reporting.

On May 28, 2024, the Company also announced the appointment, effective immediately, of Susan Landi as the Company’s new Chief Financial Officer and Treasurer. Ms. Landi, age 49, has served as the Company’s Vice President of Finance since October 2019. Prior to her tenure at the Company, Ms. Landi worked as the Managing Member at SOLE Consulting LLC beginning in October 2018, and prior to that served as Audit Senior Manager at Moss Adams from 2017 to 2018 and from 2002 to 2017 served as Audit Senior Manager at Hein & Associates. Ms. Landi received her B.S. in Accounting from Saint Vincent College and her M.B.A. from the University of Colorado, and she is a Certified Public Accountant.

Ms. Landi will be paid an annual base salary of $220,000 and will be eligible to receive bonus compensation and equity grants as determined by the Compensation Committee of the Company’s board of directors (the “Board”). Additionally, the Company entered into a change in control agreement with Ms. Landi, dated May 28, 2024 (the “Change in Control Agreement”). The Change in Control Agreement provides that upon the occurrence of a Change in Control (as defined in the Change in Control Agreement and summarized below) Ms. Landi will be entitled to (A) an amount equal to six months of Ms. Landi’s then-current base salary as in effect of immediately prior to the Change in Control Date; (B) an amount equal to fifty percent (50%) multiplied by the average of the three (3) most recent annual discretionary incentive bonuses earned by Ms. Landi; (C) an amount equal to fifty percent (50%) multiplied by the average of the three (3) most recent annual equity grants made to Ms. Landi; (D) the immediate vesting of then outstanding equity-based awards previously granted to Ms. Landi, and (E) in the event of a termination of Ms. Landi’s employment, reimbursement for the amount equal to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) continuation coverage premiums paid by Ms. Landi for a period of up to six months, subject to certain restrictions.

Pursuant to the terms of the Change in Control Agreement, “Change in Control” means: (i) any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the Change in Control Agreement); (iii) the consummation of a merger or consolidation of the Company with any other entity or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in the Change in Control Agreement) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities; or (iv) the consummation of the sale or disposition by the Company of all or substantially all of its assets (or any transaction or series of transactions within a period of twenty-four (24) months ending on the date of the last sale or disposition having a similar effect) (a) to any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) or (b) pursuant to a formal or informal plan of liquidation or dissolution (or similar arrangement) that was approved by the Board or the Company’s stockholders.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Change in Control Agreement, a copy of which is filed as Exhibit 10.1 hereto.

There are no other arrangements between Ms. Landi and any other persons pursuant to which she was appointed to serve as the Company's Chief Financial Officer and Treasurer. There are no family relationships between Ms. Landi and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing Mr. Gilligan’s departure from the Company and the appointment of Ms. Landi as the Company’s new Chief Financial Officer and Treasurer. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Change in Control Agreement, dated May 28, 2024, by and between Farmland Partners Inc. and Susan Landi.
99.1*	Press Release, dated May 28, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Date : May 28, 2024	By:	/s/ Luca Fabbri
Luca Fabbri
President and Chief Executive Officer